Exhibit 23.2

Consent of Independent Auditor

CFBanc Corporation and Subsidiaries
Washington, D.C.

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated July 17, 2020, relating to the consolidated financial statements of CFBanc Corporation and Subsidiaries, which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania

January 15, 2021